Exhibit 99.1

Workhorse Announces 2016 Second Quarter Update

CINCINNATI, Aug. 15, 2016 (GLOBE NEWSWIRE) -- Workhorse Group Inc. (NASDAQ:WKHS), a last-mile delivery technology company that is an original equipment manufacturer of medium-duty, battery-electric trucks and fully integrated unmanned aerial delivery drones, today announced its financial results for the second quarter of 2016.

The second quarter marked the start of commercial manufacturing for Workhorse, as it registered $1.2 million in quarterly sales from the delivery of battery-electric Workhorse vehicles. The vehicles delivered were a combination of both the range-extended Workhorse E-GEN and the Workhorse E-100 all-electric platforms.

Steve Burns, Chief Executive Officer, commented “we started the delivery of our battery-electric medium-duty trucks to our customers. We intend to continue to ramp up production and execute delivery of customer orders. We have also received great feedback and accolades for our product’s efficiency and user experience.”

Gross margin for the quarter was negative $1 million. As manufacturing volume increases, Workhorse expects to benefit from volume pricing from suppliers. The company intends to reduce costs and achieve manufacturing efficiencies through advanced engineering. Research and Development costs for the quarter were $1.4 million lower than last year due to a shift in the available resources towards manufacturing activities.

Cash used from operations year to date was $9.6 million, which was predominantly due to the ramp up of production. On financing activities, Workhorse became debt-free as it successfully paid off their Navistar loan ($2.7M), and received funds from the exercising of current investor warrants ($8.4M). In order to appropriately finance the company’s expected increase in production, the company is evaluating its financing opportunities which may include equity and/or debt capital raises.

Investor Conference Call

The investor conference call to discuss the second quarter 2016 update will be at 5:00 PM ET on Monday, August 15, 2016. The Company will release its financial results after the close of market that day.

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 877-407-8289 and asking to be connected to the Workhorse Conference Call a few minutes before 5:00 PM ET on August 15, 2016. International participants may participate in the upcoming investor conference call by dialing 201-689-8341 and asking to be connected to the Workhorse Conference Call a few minutes before 5:00 PM ET on August 15, 2016. The call will also be broadcast live on the Internet at:

http://public.viavid.com/player/index.php?id=120720

A replay of the conference call will be available approximately two hours after the completion of the call through August 22. To access the replay, please dial: 1-877-660-6853; international participants should dial: 1-201-612-7415.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

About Workhorse Group

Workhorse Group Inc. is a U.S.-based original equipment manufacturer of medium-duty, EPA-approved battery-electric delivery vehicles and fully integrated truck-launched, FAA compliant unmanned aerial systems (UAS) delivery drones. The company is also a developer of a cloud-based, real-time telematics performance monitoring system that provides fleet operators ultimate energy and route efficiency. For additional information visit www.workhorse.com.

Workhorse Group Inc.

Consolidated Statement of Operations

For the Three and Six Months Ended June 30, 2016 and 2015

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Sales	$1,234,600	$67,980	$1,470,600	$67,980

Cost of Sales	2,294,675	-	2,759,052	-
Gross profit (loss)	(1,060,075)	67,980	(1,288,452)	67,980

Operating Expenses
Selling, general and administrative	1,616,390	968,811	2,787,382	2,037,058
Research and development	258,798	872,234	3,199,738	1,719,368
Total operating expenses	1,875,188	1,841,045	5,987,120	3,756,426

Interest expense, net	567	108,227	40,270	252,205

Net loss	$(2,935,830)	$(1,881,292)	$(7,315,842)	$(3,940,651)

Basic and diluted loss per share	$(0.14)	$(0.12)	$(0.35)	$(0.25)

Weighted average number of common shares outstanding	20,665,480	15,817,267	20,665,480	15,817,267

Workhorse Group Inc.

Consolidated Balance Sheets

June 30, 2016 & December, 31 2015

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$3,662,162	$7,677,163
Accounts receivable	476,100	-
Inventory	1,863,213	78,917
Prepaid expenses and deposits	698,349	3,149,289
	6,699,824	10,905,369

Property, plant and equipment, net	3,636,998	3,736,359

	$10,336,822	$14,641,728

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$1,490,865	$1,606,695
Accounts payable, related parties	23,955	399,542
Notes payable	-	13,534,426
Shareholder advances	1,922,996	111,700
Current portion of long-term debt	50,000	2,772,500
	3,487,816	18,424,863

Stockholders' equity (deficit):
Additional paid-in capital	51,555,885	33,557,615
Stock based compensation	6,102,071	6,158,390
Accumulated deficit	(50,833,187)	(43,517,345)
	6,849,006	(3,783,135)

	$10,336,822	$14,641,728

Workhorse Group Inc.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2016 and 2015

(Unaudited)

	Six Months Ended June 30,
	2016	2015

Cash flows from operating activities:
Net loss during the development stage	$(7,315,842)	$(3,940,651)
Adjustments to reconcile net loss from operations to cash used by operations:
Depreciation	190,026	187,802
Stock based compensation	341,210	165,922
Interest expense on convertible debentures	-	23,777
Rent and legal, consulting & investment services	-	168,873
Interest expense paid in kind	-	247,500
Write down of inventory	78,917	120,167
Effects of changes in operating assets and liabilities:
Accounts receivable	(476,100)	-
Inventory reserve	(1,863,213)	-
Prepaid expenses and deposits	179,303	(34,848)
Accounts payable	(3,343)	214,105
Accounts payable, related parties	(375,587)	26,195

Net cash used by operations	(9,244,629)	(2,821,158)

Cash flows from investing activities:
Capital expenditures	(90,665)	(35,530)

Net cash provided (used) by investing activities	(90,665)	(35,530)

Cash flows from financing activities:
Proceeds from notes payable	-	460,000
Payments on long-term debt	(2,722,500)	(4,170)
Conversion of note payable	-	392,000
Shareholder advances, net of repayments	1,811,296	700,500
Issuance of common and preferred stock	-	1,027,031
Exercise of warrants	6,231,497	-

Net cash provided by financing activities	5,320,293	2,575,361

Change in cash and cash equivalents	(4,015,001)	(281,327)

Cash at the beginning of the period	7,677,163	442,257
Cash at the end of the period	3,662,162	160,931

4